Exhibit to Question 77C on Form N-SAR

On January 17, 2007, the Trust held a Special Meeting of
Shareholders to (1) consider a new investment management agreement with the Adviser (2) approve a fundamental investment policy allowing securities lending and (3) elect
Dr. Scott R. Sale to serve as a Trustee of the Trust.
Shareholders of record on November 30, 2006 were entitled to vote on the proposals. The Special Meeting was adjourned until January 31, 2007 at which time proposals 1, 2 and 3 were approved by shareholders of the Metropolitan
West Total Return Bond Fund, Metropolitan West AlphaTrakSM
500 Fund, Metropolitan West High Yield Bond Fund,
Metropolitan West Ultra Short Bond Fund, and Metropolitan
West Strategic Income Fund. The meeting was further adjourned until February 7, 2007, for the Metropolitan West
Low Duration Bond Fund and the Metropolitan West
Intermediate Bond Fund at which time proposals 1, 2 and 3 were approved by the shareholders of the Metropolitan West
Intermediate Bond Fund. Proposals 1 and 3 were approved by shareholders of the Metropolitan West Low Duration Bond
Fund but proposal 2 was not approved by shareholders. The following votes were recorded:

PROPOSAL 1: Approval of a new Investment Management
Agreement with the Adviser.



Funds			No. of Shares	% of 			% of
						Outstanding 	Shares
						Shares 		Present

Ultra Short
Bond Fund

Affirmative		27,715,026.364	65.068%		85.757%
Against		368,572.717		0.865%		1.140%
Abstain		198,980.000		0.467%		0.616%
Broker Non-votes	4,035,679.000	9.475%		12.487%
TOTAL			32,318,258.081	75.875%		100.000%

High Yield
Bond Fund

Affirmative		3,686,934.071	50.911%		88.691%
Against		48,194.000		0.666%		1.160%
Abstain		9,145.000		0.126%		0.219%
Broker Non-votes	412,769.000		5.700%		9.929%
TOTAL			4,157,042.071	57.403%		100.000%


Total Return
Bond Fund

Affirmative		80,188,565.967	37.691%		71.409%
Against		450,304.434		0.212%		0.401%
Abstain		875,529.228		0.411%		0.780%
Broker Non-votes	30,780,163.000	14.468%		27.410%
TOTAL			112,294,562.629	52.782%		100.000%


Strategic
Income Fund
Affirmative

Affirmative		8,774,361.058	44.072%		72.391%
Against		37,761.000		0.190%		0.311%
Abstain		137,393.395		0.690%		1.134%
Broker Non-votes	3,171,311.000	15.929%		26.164%
TOTAL			12,120,826.453	60.881%		100.000%


AlphaTrakSM
500 Fund

Affirmative		11,251,112.019	55.757%		77.428%
Against		1,877.354		0.009%		0.013%
Abstain		3,230,207.054	16.008%		22.230%
Broker Non-votes	47,914.000		0.237%		0.330%
TOTAL			14,531,110.427	72.011%		100.000%


Intermediate
Bond Fund

Affirmative		9,123,521.295	90.769%		99.638%
Against		0.000			0.000%		0.000%
Abstain		0.000			0.000%		0.000%
Broker Non-votes	33,107.000		0.329%		0.362%
TOTAL			9,156,628.295	91.098%		100.000%


Low Duration
Bond Fund

Affirmative		74,420,191.583	50.684%		67.810%
Against		1,047,124.935	0.713%		0.954%
Abstain		1,685,717.789	1.148%		1.536%
Broker Non-votes	32,595,136.000	22.199%		29.700%
TOTAL			109,748,170.307	74.744%		100.000%



PROPOSAL 2: Approval of a Fundamental Investment Policy allowing securities lending.



Funds			No. of Shares	% of 			% of
						Outstanding 	Shares
						Shares 		Present

Ultra Short
Bond Fund

Affirmative		27,473,215.364	64.500%		85.008%
Against		625,155.717		1.468%		1.935%
Abstain		184,208.000		0.432%		0.569%
Broker Non-votes	4,035,679.000	0.475%		12.487%
TOTAL			32,318,258.081	79.875%		100.000%


High Yield
Bond Fund

Affirmative		3,661,807.071	50.564%		88.087%
Against		70,841.000		0.979%		1.704%
Abstain		11,625.000		0.160%		0.280%
Broker Non-votes	412,769.000		5.700%		9.929%
TOTAL			4,157,042.071	57.403%		100.000%


Total
Return Bond
Fund

Affirmative		76,937,332.350	36.163%		68.514%
Against		3,665,304.820	1.723%		3.264%
Abstain		911,762.459		0.428%		0.812%
Broker Non-votes	30,780,163.000	14.468%		27.410%
TOTAL			112,294,562.629	52.782%		100.000%


Strategic
Income Fund

Affirmative		8,694,087.453	43.669%		71.729%
Against		101,991.000		0.513%		0.841%
Abstain		153,437.000		0.770%		1.266%
Broker Non-votes	3,171,311.000	15.929%		26.164%
TOTAL			12,120,826.453	60.881%		100.000%


AlphaTrakSM
500 Fund

Affirmative		11,249,908.019	55.751%		77.419%
Against		5,070.354		0.025%		0.035%
Abstain		3,228,218.054	15.998%		22.216%
Broker Non-votes	47,914.000		0.237%		0.330%
TOTAL			14,531,110.427	72.011%		100.000%


Intermediat
e Bond Fund

Affirmative		7,132,593.876	70.961%		77.895%
Against		1,990,927.419	19.808%		21.743%
Abstain		0.000			0.000%		0.000%
Broker Non-votes	33,107.000		0.329%		0.362%
TOTAL			9,156,628.295	91.098%	100.000%


Low
Duration
Bond Fund

Affirmative		72,882,322.025	49.636%		66.409%
Against		2,394,788.493	1.631%		2.182%
Abstain		1,875,923.789	1.278%		1.709%
Broker Non-votes	32,595,136.000	22.199%		29.700%
TOTAL			109,748,170.307	74.744%		100.000%



PROPOSAL 3: To elect Dr. Scott R. Sale to serve as a
Trustee of the Trust.

Funds			No. of Shares	% of 			% of
						Outstanding 	Shares
						Shares 		Present


Ultra Short
Bond Fund

Affirmative		31,278,004.364	73.432%		96.781%
Withhold 		1,040,253.717	2.443%		3.219%
TOTAL			32,318,258.081	75.875%		100.000%


High Yield
Bond Fund

Affirmative		4,079,563.071	56.333%		98.136%
Withhold 		77,479.000		1.070%		1.864%
TOTAL			4,157,042.071	57.403%		100.000%


Total
Return Bond
Fund

Affirmative		102,111,713.370	47.996%		90.932%
Withhold 		10,182,849.259	4.786%		9.068%
TOTAL			112,294,562.629	52.782%		100.000%


Strategic
Income Fund

Affirmative		11,913,954.453	59.842%		98.293%
Withhold 		206,872.000		1.039%		1.707%
TOTAL			12,120,826.453	60.881%		100.000%


AlphaTrakSM
500 Fund

Affirmative		11,094,363.019	54.980%		76.349%
Withhold 		3,436,747.408	17.031%		23.651%
TOTAL			14,531,110.427	72.011%		100.000%


Intermediat
e Bond Fund

Affirmative		7,276,126.295	72.389%		79.463%
Withhold 		1,880,502.000	18.709%		20.537%
TOTAL			9,156,628.295	91.098%		100.000%


Low
Duration
Bond Fund

Affirmative		104,685,002.372	71.296%		95.387%
Withhold 		5,063,167.935	3.448%		4.613%
TOTAL			109,748,170.307	74.744%		100.000%